Exhibit 4.2 Confidential - Company Proprietary VERALTO CORPORATION, as Issuer AND DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee FIRST SUPPLEMENTAL INDENTURE Dated as of June 1, 2026 4.850% Senior Notes due 2032

Confidential - Company Proprietary THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of June 1, 2026 between VERALTO CORPORATION, a Delaware corporation (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee (the “Trustee”). RECITALS WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of June 1, 2026 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities evidencing its unsecured indebtedness. WHEREAS, the Company has authorized the issuance of $725,000,000 aggregate principal amount of the Company’s 4.850% Senior Notes due 2032 (the “Notes”). WHEREAS, the entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture. WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 8.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 2.03 of the Base Indenture and to establish the form of the Notes in accordance with Sections 2.01 and 2.02 of the Base Indenture. WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done. NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee, mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows: ARTICLE I Section 1.1 Defined Terms. (1) Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture. (2) A term defined anywhere in this Supplemental Indenture has the same meaning throughout. (3) The singular includes the plural and vice versa. (4) Headings are for convenience of reference only and do not affect the interpretation. (5) As used herein, the following defined terms shall have the following meanings with respect to the Notes and this Supplemental Indenture only: “Attributable Debt” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Business Day” means any day, other than a Saturday or Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.

Confidential - Company Proprietary “Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) the Company or one of its subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries). Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company. “Change of Control Triggering Event” means with respect to the Notes, the occurrence of both a Change of Control and a Rating Event. No Change of Control Triggering Event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated. “Consolidated Assets” means the aggregate of all assets of the Company and its Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (“GAAP”)), appearing on the most recent available consolidated balance sheet of the Company and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP. “Consolidated Current Liabilities” means the aggregate of the current liabilities of the Company and its Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP (excluding current maturities of long-term debt and obligations under capital or finance leases). In no event shall Consolidated Current Liabilities include any obligation of the Company and its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the Company’s option or the option of any Subsidiary for a term in excess of twelve months from the date of determination. “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. “Funded Debt” means all Indebtedness for borrowed money having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as a finance lease on the Company’s consolidated balance sheet. “Indebtedness” means, with respect to a Person, (i) all liabilities representing borrowed money or

Confidential - Company Proprietary purchase money obligations as shown on the liability side of a balance sheet, (ii) all indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness). “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company. “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Optional Redemption Date” when used with respect to any Note to be redeemed at the Company’s option, means the date fixed for such redemption by or pursuant to Section 1.3 of this Supplemental Indenture. “Par Call Date” means December 15, 2031. “Principal Property” means any manufacturing plant, warehouse, office building or single parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Subsidiary and located in the United States, whether owned on the date of the Indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of the Company and its Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Company’s board of directors (evidenced by a certified board resolution delivered to the Trustee), is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole. “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be. “Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). “Sale and Leaseback Transaction” means any lease longer than three years (excluding leases of

Confidential - Company Proprietary newly acquired, improved or constructed property) covering any Principal Property of the Company or any Subsidiary that is sold to any other Person in connection with such lease. “S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business. “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in (1) any Principal Property, or (2) any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property. “Treasury Rate” means, for any Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs. The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities- Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Optional Redemption Date to, but excluding, the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to, but excluding, the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Optional Redemption Date. If on the third Business Day preceding the Optional Redemption Date H.15 is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Optional Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company will select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. “Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person. Section 1.2 Terms of the Notes. The following terms relate to the Notes:

Confidential - Company Proprietary (1) The Notes shall constitute a separate series of Notes having the title “4.850% Senior Notes due 2032.” (2) The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $725,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case, “Additional Notes”) having the same terms (except for the issue date, offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the Initial Notes. Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same CUSIP or ISIN numbers as the Initial Notes. All references to the Notes shall include both the Initial Notes and any Additional Notes, unless the context otherwise requires. The aggregate principal amount of the Notes shall be unlimited. (3) The entire outstanding principal amount of the Notes shall become due and payable on January 15, 2032. (4) The rate at which the Notes shall bear interest shall be 4.850% per annum. The date from which interest shall accrue on the Notes shall be the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from June 1, 2026. The Interest Payment Dates for the Notes shall be January 15 and July 15 of each year, beginning on January 15, 2027, until the principal is paid or made available for payment. Interest for the Notes shall be payable in arrears on each Interest Payment Date for such series of Notes to the holders of record at the close of business on the January 1 and July 1 prior to each such Interest Payment Date (each, a “regular record date”). The basis upon which interest shall be calculated for the Notes shall be that of a 360-day year consisting of twelve 30-day months. (5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be issuable in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. (6) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 hereof. (7) The Notes shall not have the benefit of any sinking fund. (8) Except as provided herein, the Holders shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events. (9) The Notes shall be general unsecured and unsubordinated obligations of the Company and shall be ranked equally among themselves. (10) The Notes are not convertible into shares of common stock or other securities of the Company. (11) In addition to the covenants set forth in the Base Indenture, the covenants set forth in Section 1.4 hereof shall be applicable to the Notes. (12) The transfer and exchange provisions set forth in Section 2.08 of the Base Indenture shall be applicable to the Notes. Section 1.3 Optional Redemption. (a) At any time prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

Confidential - Company Proprietary (1) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but excluding, the Optional Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months) at the Treasury Rate plus 15 basis points less (ii) interest accrued to, but excluding, the date of redemption; and (2) 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the Optional Redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount thereon, if any, to, but excluding, the Optional Redemption Date. (b) The Company’s actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any paying agent shall have any obligation or responsibility to calculate any redemption price or any component thereof in respect of the Notes, and the Trustee and each paying agent shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by the Company that specifies any redemption price. (c) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Optional Redemption Date to each holder of the Notes to be redeemed. Any notice may, in the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Optional Redemption Date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Optional Redemption Date (including as it may be postponed). (d) In the case of a partial redemption, selection of the Notes for redemption will be made on a pro rata pass through distribution of principal basis or by lot or by such other method as the Trustee, in consultation with the Company and in accordance with the policies and procedures of DTC, shall determine. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as any Notes are held by DTC (or another depositary), any redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Section 1.4 Additional Covenants. In addition to the covenants set forth in the Base Indenture, the Notes shall include the following additional covenants, and such covenants shall be subject to covenant defeasance pursuant to Section 10.01 of the Base Indenture: (a) The Company will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the Notes equally and ratably with such Secured Debt. This covenant does not apply to debt secured by: (i) purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any Indebtedness incurred by the Company or a Subsidiary prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price of

Confidential - Company Proprietary such property or construction or improvements on such property; (ii) mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by the Company or a Subsidiary; (iii) security interests on property or shares of capital stock or Indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary; (iv) security interests in property or shares of capital stock or Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that no such security interests shall extend to any other Principal Property of the Company or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property; (v) security interests on the Company’s property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit the Company or any Subsidiary to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license; (vi) security interests on any property or assets of any Subsidiary to secure Indebtedness owing by it to the Company or to another Subsidiary; (vii) any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith; (viii) any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith; (ix) any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed; (x) liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xi) liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates or currencies; (xii) landlords’ liens on fixtures located on premises leased by the Company or a Subsidiary in the ordinary course of business; or (xiii) any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing list. (b) The Company will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of the Company or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either: (i) the Company or such Subsidiary would be entitled, without equally and ratably securing the Notes, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to Section 1.4(a) hereof, or (ii) an amount equal to the value of the Principal Property so leased is applied to the retirement, within 180 days of the effective date of such arrangement, of Indebtedness for borrowed money incurred or assumed by the Company or a Subsidiary which is recorded as Funded Debt as shown on the Company’s most recent consolidated balance sheet and which in the case of such Indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Notes. In addition, permitted sale and leaseback transactions not subject to the limitation in this Section 1.4(b) and the provisions described in Section 1.4(a) hereof include leases between only the Company and its wholly-owned Subsidiary or only between wholly-owned Subsidiaries of the Company. (c) If a Change of Control Triggering Event occurs, unless, with respect to the Notes, the Company has exercised its option to redeem the Notes in full as described above, the Company will be required to make an offer (the “change of control offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in the Notes. In the change of control offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of repurchase (the “change of control payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the

Confidential - Company Proprietary transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”). The notice will, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the change of control payment date. On the change of control payment date, the Company will, to the extent lawful: (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the change of control offer; (2) deposit with the paying agent an amount equal to the change of control payment in respect of all Notes or portions of Notes properly tendered; and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased. The Company will not be required to make a change of control offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under the change of control offer provisions of the Notes by virtue of any such conflict. The Trustee shall not be responsible for determining whether a Change of Control Triggering Event or any component thereof has occurred or is continuing. (d) Notwithstanding Sections 1.4(a) and 1.4(b) hereof, the Company and any one or more Subsidiaries may, without securing the Notes, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to Sections 1.4(a) and 1.4(b); provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under Section 1.4(a)) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions in accordance with Section 1.4(b), at such time does not exceed 15% of Consolidated Net Assets. (e) For purposes of determining compliance with Sections 1.4(a) and 1.4(b), (i) a lien securing an item of Secured Debt need not be permitted solely by reference to one category (or portion thereof) described above, but may be permitted in part under any combination thereof and (ii) in the event that a lien securing an item of Secured Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof), the Company may, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such lien securing such item of Secured Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with the limitation on Secured Debt and Sale and Leaseback Transactions. ARTICLE II

Confidential - Company Proprietary MISCELLANEOUS Section 2.1 Business Day. If any Interest Payment Date, maturity date or earlier date of redemption for the Notes falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment to Holders was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, that maturity date or that date of redemption, as the case may be. Section 2.2 Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument. Section 2.3 Concerning the Trustee. In carrying out its responsibilities hereunder, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, shall have all of the rights, protections, indemnities, limitations of liability and immunities which it possesses under the Indenture. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. Section 2.4 Governing Law. This Supplemental Indenture and the Notes shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction, except as may otherwise be required by mandatory provisions of law. Section 2.5 Separability. In case any provision in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Section 2.6 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all Securities and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Supplemental Indenture or any Security or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or the Securities or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not

Confidential - Company Proprietary be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties. Section 2.7 No Benefit. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture or the Base Indenture.

Confidential - Company Proprietary IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written. VERALTO CORPORATION By: /s/ Sameer Ralhan Name: Sameer Ralhan Title: Senior Vice President and Chief Financial Officer

Confidential - Company Proprietary DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: /s/ Denise Kellerk Name: Denise Kellerk Title: Vice President DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: /s/ Carol Ng Name: Carol Ng Title: Vice President

Confidential - Company Proprietary EXHIBIT A [Insert the Global Security legend, if applicable] [ ]% SENIOR NOTES DUE 20[ ] No. [ ] $[ ] CUSIP No. [ ] VERALTO CORPORATION promises to pay to [ ] or registered assigns, the principal sum of [ ] Dollars on [ ]. Interest Payment Dates: [ ] and [ ] Record Dates: [ ] and [ ] Each holder of this Security (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions. This Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

Confidential - Company Proprietary IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.05 of the Base Indenture. Date: [ ] VERALTO CORPORATION Name: Title: Name: Title:

Confidential - Company Proprietary CERTIFICATE OF AUTHENTICATION This is one of the 4.850% Senior Notes due 2032 issued by Veralto Corporation of the series designated therein referred to in the within-mentioned Indenture. Date: [ ] DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee By: Authorized Signatory

Confidential - Company Proprietary Veralto Corporation [ ]% Senior Notes due 20[ ] This security is one of a duly authorized series of debt securities of Veralto Corporation, a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s unsubordinated debt securities, dated as of June 1, 2026 (the “Base Indenture”), duly executed and delivered by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of June 1, 2026 (the “Supplemental Indenture”), between the Company and the Trustee. The Base Indenture as supplemented and amended by the Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a “Security,” and collectively, the “Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities (the “Securityholders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable. 1. Interest. The Company promises to pay interest on the principal amount of this Security at an annual rate of [ ]%. The Company will pay interest semi-annually on [ ] and [ ] of each year (each such day, an “Interest Payment Date”) until the principal is paid or made available for payment. If any Interest Payment Date, Optional Redemption Date or maturity date of this Security is not a Business Day, the required payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such date to the date of such payment on the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly made available for payment or, if no interest has been paid, from the date of issuance; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the first Interest Payment Date shall be [ ]. Interest will be calculated on the basis of a 360- day year of twelve 30-day months. 2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption pursuant to an optional redemption or there is a Change of Control Offer, and the Optional Redemption Date or the Change of Control Payment Date, as applicable, is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities shall instead be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of, and interest on, the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture. 3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas shall act as paying agent, transfer agent and Security Registrar. Upon prior notice to the Trustee, the Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company or any of its Subsidiaries may act in any such capacity. 4. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. In the event of a conflict between the terms of the Securities and the terms of the Indenture, the terms of the Indenture shall prevail. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “[ ]% Senior Notes due 20[ ],” initially limited to $[ ] in aggregate principal amount. The Company shall furnish to any Securityholder upon written request and without

Confidential - Company Proprietary charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: Veralto Corporation, 255 Wyman Street, Suite 250, Waltham, Massachusetts 02451, Attn: Chief Financial Officer. 5. Redemption. The Securities may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.3 of the Supplemental Indenture. The Company shall not be required to make sinking fund payments with respect to the Securities. 6. Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event, unless the Company has redeemed this Security or the Company has defeased this Security or satisfied and discharged this Security, the Securityholder of this Security shall have the right to require that the Company purchase all or a portion (such principal amount to be equal to $2,000 or an integral multiple of $1,000 in excess thereof), of this Security at a purchase price equal to 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any, on the amount to be repurchased up to, but excluding, the date of purchase. Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall deliver a notice to each Securityholder, in accordance with Section 1.4(c) of the Supplemental Indenture, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. 7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in the denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge shall be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company shall not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of delivery of a notice of redemption of less than all of the outstanding Securities and ending at the close of business on the day of such delivery; (ii) register the transfer of or exchange any Security or portions thereof selected for redemption, in whole or in part, except the unredeemed portions of any such Security being redeemed in part; nor (iii) register the transfer of or exchange of a Security between the applicable record date and the next succeeding Interest Payment Date. 8. Persons Deemed Owners. The registered Securityholder may be treated as its owner for all purposes. 9. Repayment to the Company. Any funds or U.S. Government Obligation or Foreign Government Obligations deposited with any paying agent or the Trustee, or then held by the Company, in trust for payment of principal of, premium, if any, or interest on the Securities that are not applied but remain unclaimed by the holders of such Securities for at least one year after the date upon which the principal of, premium, if any, or interest on such Securities shall have respectively become due and payable, shall be repaid to the Company, as applicable, or (if then held by the Company) shall be discharged from such trust. After return to the Company, Securityholders entitled to the money or securities must look to the Company, as applicable, for payment as unsecured general creditors. 10. Amendments, Supplements and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Securityholders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Securityholders of a majority in principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Securityholders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Securityholders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Securityholder of this Security shall be conclusive and binding upon such Securityholder and upon all future Securityholders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Confidential - Company Proprietary 11. Defaults and Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities then Outstanding, or the Trustee at the direction or instruction of Securityholders of not less than 25% in aggregate principal amount of the Securities then Outstanding (subject to the Trustee being indemnified, secured and/or prefunded to its satisfaction by the Holders), by notice in writing to the Company (and to the Trustee if notice is given by such Securityholders), may declare the entire principal of, premium, if any, and accrued interest, if any, of such Securities due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Securityholders, unless such Securityholders have offered the Trustee indemnity, security and/or prefunding satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Securityholders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities. 12. Trustee, Paying Agent and Security Registrar May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, or any paying agent, transfer agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, transfer agent or Security Registrar. 13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities. 14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein. 15. Authentication. This Security shall not be valid until the Trustee signs manually, electronically or by facsimile signature the certificate of authentication attached to the other side of this Security. 16. Additional Amounts. The Company is obligated to pay Additional Amounts on this Security to the extent provided in Section 9.01 of the Base Indenture. 17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). 18. Governing Law. The Base Indenture, the Supplemental Indenture and this Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction, except as may otherwise be required by mandatory provisions of law.

Confidential - Company Proprietary ASSIGNMENT FORM To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to (Insert assignee’s soc. sec. or tax I.D. no.) (Print or type assignee’s name, address and zip code) and irrevocably appoint __________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: _______________________________________ (Sign exactly as your name appears on the face of this Security) Signature Guarantee:

Confidential - Company Proprietary OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Security purchased by the Company pursuant to Section 1.4 of the Supplemental Indenture, check the box: ☐ 1.4(c) Change of Control Triggering Event If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1.4(c) of the Supplemental Indenture, state the amount: $_________. Date: ________________________ Your Signature:__________________________________ (Sign exactly as your name appears on the other side of the Security) Tax I.D. Number: Signature Guarantee: (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)